Exhibit (d.5)

SCHEDULE A

Master Advisory Fee Waiver Agreement for iShares, Inc.

(Amended as of September 28, 2023)

(all percentages are expressed as a percentage of average daily net assets):

	Fund	Advisory Fee Waiver	Last Day of Term

EMXC	iShares MSCI Emerging Markets ex China ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees in an amount equal to the aggregate Acquired Fund Fees and Expenses, if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc. Acquired Fund Fees and Expenses reflect the Fund’s pro rata share of the fees and expenses incurred indirectly by the Fund as a result of investing in other investment companies.	December 31, 2027

VEGI	iShares MSCI Agriculture Producers ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees in an amount equal to the aggregate Acquired Fund Fees and Expenses, if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc. Acquired Fund Fees and Expenses reflect the Fund’s pro rata share of the fees and expenses incurred indirectly by the Fund as a result of investing in other investment companies.	December 31, 2028

PICK	iShares MSCI Global Metals & Mining Producers ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees in an amount equal to the aggregate Acquired Fund Fees and Expenses, if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc. Acquired Fund Fees and Expenses reflect the Fund’s pro rata share of the fees and expenses incurred indirectly by the Fund as a result of investing in other investment companies.	December 31, 2028

DVYE	iShares Emerging Markets Dividend ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees in an amount equal to the aggregate Acquired Fund Fees and Expenses, if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc. Acquired Fund Fees and Expenses reflect the Fund’s pro rata share of the fees and expenses incurred indirectly by the Fund as a result of investing in other investment companies.	August 31, 2027

EMGF	iShares Emerging Markets Equity Factor ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees in an amount equal to the aggregate Acquired Fund Fees and Expenses, if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc. Acquired Fund Fees and Expenses reflect the Fund’s pro rata share of the fees and expenses incurred indirectly by the Fund as a result of investing in other investment companies.	December 31, 2026

HEEM	iShares Currency Hedged MSCI Emerging Markets ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees so that the Fund’s total annual fund operating expenses after fee waiver is equal to the Acquired Fund Fees and Expenses attributable to the Fund’s investment in the iShares MSCI Emerging Markets ETF (EEM), after taking into account any fee waivers by EEM. Acquired Fund Fees and Expenses reflect the Fund’s pro rata share of the fees and expenses incurred indirectly by the Fund as a result of investing in other investment companies.	December 31, 2025

IEMG	iShares Core MSCI Emerging Markets ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fee such that the Fund’s total annual fund operating expenses after fee waiver will not exceed 0.09%.	December 31, 2025

DVYA	iShares Asia/Pacific Dividend ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees in an amount equal to the aggregate Acquired Fund Fees and Expenses, if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates. Acquired Fund Fees and Expenses reflect the Fund’s pro rata share of the fees and expenses incurred indirectly by the Fund as a result of investing in other investment companies.	August 31, 2025

ISHARES, INC. on behalf of each FUND		BLACKROCK FUND ADVISORS

By:	/s/ Lezlie Iannone	By:	/s/ Rachel Aguirre
	Lezlie Iannone		Rachel Aguirre
	Assistant Secretary, iShares, Inc.		Managing Director

Dated: September 28, 2023

[Signature Page to Amended Schedule A of Master Advisory Fee Waiver Agreement]